UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
WILL BE HELD ON SEPTEMBER 8, 2017

An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the “Company”), will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067 on Friday, September 8, 2017, at 10:00 a.m., for the following purposes:

1.	To elect two members of the Company’s Board of Directors to serve until the 2020 Annual Meeting of Stockholders.

2.	To amend the Company’s 2010 Stock Incentive Plan to increase the number of shares of common stock available for issuance under the plan by1,000,000 shares from 2,000,000 shares to 3,000,000 shares.

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement.

4.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017.

5.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 10, 2017 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2016 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2016 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you, therefore, to return a signed proxy card or vote by telephone or over the Internet so that you can be sure your votes are properly counted, even if you plan to attend the meeting. Information about voting procedures can be found in the proxy statement.

I hope you will join us.

By Order of the Board of Directors,

President and Chief Executive Officer

San Diego, California

July 27, 2017

RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

PROXY STATEMENT

General

The enclosed proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, September 8, 2017, at 10:00 a.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067.

The Notice of Internet Availability is first being mailed to our stockholders on or about July 27, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2017

The Company’s Notice of Annual Meeting, this proxy statement, the proxy card, and our Annual Report for the fiscal year ended October 31, 2016 are available on the Internet at https://materials.proxyvote.com/749552 and on our website at www.rfindustries.com under “Investor Information.”

Voting

Only stockholders of record at the close of business on July 10, 2017, will be entitled to notice of and to vote at the Annual Meeting. On July 10, 2017, there were 8,835,483 shares of common stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of July 10, 2017 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of July 10, 2017, or a legal proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may do this by marking, dating and signing the enclosed proxy or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

What vote is required for the proposals?

With regard to the election of directors, the two nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to (i) approve, on an advisory basis, our executive compensation for our named executive officers and (ii) ratify the appointment of our independent registered public accounting firm.

As a result of changes made by the Dodd-Frank Wall Street Reform and Consumer Protection Act to the regulation of brokers under certain self-regulatory organizations such as the New York Stock Exchange (“NYSE”) and NASDAQ Stock Market LLC (“Nasdaq”), brokers are not permitted to vote on the election of directors, the proposal to amend the Company’s 2010 Stock Incentive Plan, or the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important.

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it any time before its exercise. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. A proxy may also be revoked by filing with the Secretary of the Company’s principal executive office, 7610 Miramar Road, San Diego, California 92126-4202, an instrument of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote on Proposal 4 regarding the ratification of the selection of our independent registered public accounting firm for 2017, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of proxies by mail may be supplemented by telephone, facsimile or email, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company on Form 8-K within four business days following the Annual Meeting.

PROPOSAL 1:
NOMINATION AND ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the classification of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, with staggered terms of office. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified.

The Company’s Board of Directors currently is composed of the following members: Marvin H. Fink, Howard F. Hill, William L. Reynolds, Joseph Benoit and Gerald T. Garland. At the June 9, 2017 Board meeting, Mr. Garland was appointed to the Board of Directors, and the number of directors constituting the entire Board of Directors was increased to five members. Two directors are to be elected at the Annual Meeting. The two nominees to be elected at the Annual Meeting are Mr. Fink and Mr. Garland. The directors elected at the Annual Meeting will hold office until their term expires and until their successors are elected and qualified, or until their death, resignation, or removal.

The two nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Mr. Fink and Mr. Garland have agreed to serve if elected. If for any reason Mr. Fink or Mr. Garland is not a candidate when the election occurs, we intend to vote proxies for the election of a substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Bylaws. Unless otherwise instructed, the proxy holders will vote the proxies received by them in favor of the election of Mr. Fink and Mr. Garland.

A majority of the Directors are “independent directors” as defined by the listing standards of The Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Set forth below is information regarding the nominees and the other current Board members, including information furnished by them as to their principal occupations and their ages:

Name	Age	Director Since
Marvin H. Fink	81	2001
Howard F. Hill	76	1979
William L. Reynolds	82	2005
Gerald T. Garland	66	2017
Joseph Benoit	63	2013

Class I - Nominees for Election for a Three-Year Term Expiring at the 2020 Annual Meeting

Marvin H. Fink is a retired executive. Mr. Fink most recently served as the Chief Executive Officer, President and Chairman of the Board of Recom Managed Systems, Inc. from October 2002 to March 2005. Prior thereto, Mr. Fink was President of Teledyne’s Electronics Group. Mr. Fink was employed at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, an M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is an inactive member of the California Bar.

Gerald T. Garland was most recently Senior Vice President of Solutions Development and Product Management for TESSCO Technologies, a publicly-traded value-added distributor and solutions provider for the wireless industry. Mr. Garland also served as Senior Vice President of the Commercial Division at TESSCO, where he was responsible for sales, business and product development and product management at the Company’s core wireless communications business. He was previously Director of Business Development at American Express Tax and Business Services from 2002 to 2003, where he was involved in an expanded asset recovery capability for Fortune 1000 corporations. From 2000 to 2001, he was Chief Financial Officer at Mentor Technologies, a developer of on-line, Cisco certification training products. Prior to joining TESSCO, Mr. Garland held leadership positions at Bank of America and Stanley Black & Decker. Mr. Garland was Chief Financial Officer and Treasurer at TESSCO Technologies from 1993 to 1999 during the Company’s successful Initial Public Offering and oversaw TESSCO’s annual sales expansion from $50 million to over $190 million. Mr. Garland received his MBA, with a concentration in Finance, from Loyola University and his Bachelor of Science in Business Management and Accounting from Towson University. He is currently the Managing Director at Inscite Consulting, on the Board of Directors and Chief Adviser to the World Trade Center Institute and on the Executive Advisory Board of Patriot Capital. He is also on the Board of SOZO Children and, until recently, served on the Advisory Board of the External Relations Committee of the Kennedy Krieger Institute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE FOREGOING NOMINATED DIRECTORS.

Continuing Directors

The following is a description of the incumbent Class II and Class III directors whose terms of office will continue after the Annual Meeting:

Class II - Directors Continuing in Office Until the 2018 Annual Meeting

Howard F. Hill, a founder of the Company in 1979, served as the Company’s Chief Executive Officer until January 22, 2015. Effective January 22, 2015, Mr. Hill stepped down as the Chief Executive Officer and agreed to serve as the Company’s Chief Operating Officer. Effective April 6, 2015, Mr. Hill announced that he was taking an indefinite medical leave of absence and resigned as the Company’s Chief Operating Officer. On April 7, 2016, Mr. Hill retired as an employee of the Company, but continued to serve on the Company’s Board of Directors. On October 31, 2016, Mr. Hill assumed the position as the unpaid, interim President and Chief Executive Officer of the Company until July 17, 2017, the date that his successor, Robert Dawson, assumed the duties of President and Chief Executive Officer. In addition, from January 18, 2013 until June 7, 2013, Mr. Hill also served as the Company’s interim Chief Financial Officer. Mr. Hill has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He was the President of the Company from July 1993 until July 2011. He has held various positions in the electronics industry over the past 60 years.

Joseph Benoit was appointed to the Board of Directors on April 8, 2013. Mr. Benoit retired from Union Bank in June 2012 after serving in various management and leadership roles for over 20 years. Managing over 100 Union Bank branch offices in Southern California and being the head of Business Banking were among his responsibilities. As an Executive Vice President, he also served as Union Bank’s integration manager for FDIC assisted acquisitions. Mr. Benoit has a B.S. in Business Administration from San Diego State University and an MBA from National University. He is also a graduate of Pacific Coast Banking School and serves as a director on various non-profit boards.

Class III - Director Continuing in Office Until the 2019 Annual Meeting

William L. Reynolds is a retired financial executive. Mr. Reynolds most recently was the Vice President of Finance and Administration for Teledyne Controls from 1994 until his retirement in 1997. Prior thereto, for 22 years he was the Vice- President of Finance and Administration of Teledyne Microelectronics. Mr. Reynolds also was a program finance administrator of Teledyne Systems Company for five years. He has a B.B.A. degree in Accounting from Woodbury College.

In determining whether the nomination of each current director was appropriate and that each current director is qualified to serve on the Board of Directors, the Board considered the following:

Marvin H. Fink: Mr. Fink has significant experience in a variety of areas important to overseeing the management and operations of this Company, including experience as an executive officer, an engineer and a lawyer. Mr. Fink has been the principal executive officer of a public company as well as the President of Teledyne’s Electronics Group. He has degrees in engineering and law and was involved in the electronics industry for over 40 years.

Howard F. Hill: Mr. Hill is a founder of the Company and has over 60 years of experience in the electronics industry.

Joseph Benoit: Mr. Benoit has significant financial management and banking experience, having served in various executive positions at Union Bank.

William L. Reynolds: Mr. Reynolds has significant accounting and financial management expertise, having served as VP of Finance and Administration for Teledyne Controls, as the Vice-President of Finance and Administration of Teledyne Microelectronics, and as a program finance administrator of Teledyne Systems Company. He also has a degree in accounting, which enables him to serve as the “audit committee financial expert” of the Audit Committee.

Gerald T. Garland: Mr. Garland has significant leadership experience in product management, sales management, solutions development, global sourcing and financial management. Mr. Garland served as a Chief Financial Officer and Senior Vice President for a leading distributor and solutions provider to the wireless industry for over 18 years. Mr. Garland has also held senior leadership positions with Bank of America, Stanley Black & Decker, American Express and TESSCO Technologies.

Terms of Service

Each director to be elected will hold office until his three-year term expires and until his successor is elected and has qualified, or until his or her death, resignation, or removal.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of the Company are held by separate individuals, with Mr. Fink serving as Chairman of the Board and Robert Dawson serving as Chief Executive Officer. Mr. Fink, an independent director, has served as the Chairman of the Board since 2007, and the Company has continuously had a separate Chairman of the Board and Chief Executive Officer for more than a decade. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

The Board of Directors currently believes that this structure is best for the Company, as it allows Mr. Dawson to focus on the Company’s strategy, business and operations, while enabling Mr. Fink to manage our Board of Directors and serve as a liaison between the Board and the Company’s senior management, led by Mr. Dawson. Additionally, the Board currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for the Board to express its views on management. This structure can also enable Mr. Fink and the other members of the Board to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

The Board does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary. The Board continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company and our stockholders.

Management

Robert Dawson, President and Chief Executive Officer, was hired on July 17, 2017. Mr. Dawson was most recently President and Chief Executive Officer of Vision Technology Services, an information technology consulting and project management company that was acquired by BG Staffing. He spent 2007-2013 at TESSCO Technologies, a publicly traded distributor of wireless products and services. While at TESSCO, he held multiple executive roles in sales, marketing, product management and strategy culminating with being Vice President of Sales, responsible for TESSCO’s sales organization and leading a team delivering more than $700 million in sales. He joined TESSCO through the 2007 acquisition of NetForce Solutions, a technology training and consulting firm that he co-founded in 2000 and led as the Chief Executive Officer through seven years of growth before being acquired by TESSCO. Mr. Dawson received his Bachelor’s degree in Business Administration, with a Marketing emphasis, from Hillsdale College. He has been a frequent speaker on wireless and telecommunications developments and trends, including Distributed Antenna Systems.

Mark Turfler, Chief Financial Officer, was appointed as the Company’s Acting Chief Financial Officer and Corporate Secretary on June 7, 2013. Effective as of January 10, 2014, Mr. Turfler was promoted to Chief Financial Officer. Mr. Turfler joined the Company in January 2013 as our Controller. Prior to joining the Company, Mr. Turfler worked in senior accounting/finance positions at Ligand Pharmaceuticals, Inc. from 2006 to 2009, at Cylene Pharmaceuticals, Inc. from 2010 to 2011, and as an independent financial/accounting consultant from 2012 until he joined the Company in January 2013. Mr. Turfler has more than 35 years of accounting and finance experience including several years with publicly traded companies in a variety of senior financial executive positions with wireless telecommunications, international manufacturing, medical device and software companies. Mr. Turfler began his career with PricewaterhouseCoopers after graduating from Syracuse University with a B.S. in accounting. Mr. Turfler is a Certified Public Accountant and a member of the American Institute of CPAs, California Society of CPAs, Corporate Directors Forum and Financial Executives International.

Board of Director Meetings

During the fiscal year ended October 31, 2016, the Board of Directors held twelve meetings, and each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the Board committees on which he served.

Board Committees

During fiscal 2016, the Board of Directors maintained three committees, the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee also hires the independent registered public accounting firm, and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints. During fiscal 2016, the Audit Committee was composed of Mr. Reynolds (Chairman), Mr. Benoit and Mr. Fink. On June 9, 2017, Mr. Garland was appointed to the Board of Directors and replaced Mr. Fink on the Audit Committee. Each of these individuals was a non-employee director and was independent as defined under the NASDAQ Stock Market’s listing standards. Each of the members of the Audit Committee has significant knowledge of financial matters, and Mr. Reynolds is an “audit committee financial expert.” The Audit Committee met four times during fiscal 2016. The Audit Committee operates under a formal charter, which charter is posted on the Company’s website.

The Compensation Committee currently consists of Messrs. Fink, Reynolds, and Benoit (Chairman) each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Compensation Committee is responsible for considering and recommending to the Board the compensation arrangements for senior management. The Compensation Committee held four formal meeting during fiscal 2016, which was attended by all committee members.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Messrs. Fink (Chairman), Benoit, and Reynolds, each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Nominating and Corporate Governance Committee held two meetings during fiscal 2016, which were attended by all committee members.

Nominating Directors

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Nominating and Corporate Governance Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Nominating and Corporate Governance Committee does consider a candidate’s experience, education, industry knowledge, history with the Company, if any, and differences of viewpoint when evaluating his or her qualifications for election to the Board.

The Nominating and Corporate Governance Committee believes that the Board of Directors should consist of individuals who possess the integrity, education, work ethic, experience and ability to work with others necessary to oversee our business effectively and to represent the interests of all of the Company’s stockholders. The Nominating and Corporate Governance Committee also believes that it is desirable for directors to own an equity interest in the Company in order to better align their interests with those of the stockholders. The standards that the Nominating and Corporate Governance Committee considers in selecting candidates (although candidates need not possess all of the following characteristics, and not all factors are weighted equally) include, among other factors determined to be relevant by the Board, each director’s or nominee’s:

•	business experience;

•	industry experience;

•	financial background;

•	breadth of knowledge about issues affecting the Company; and

•	time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate pursuant to a written charter, which charters are available on our website at www.rfindustries.com.

Stockholder Recommendations of Director Candidates The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include the following information: your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve, if elected. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communications with Board Members Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company’s directors, officers and employees, including its principal executive officer and principal financial officer. The Code is posted on the Company’s website at www.rfindustries.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for directors or executive officers of the Company will be disclosed in a report on Form 8-K.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Summary Compensation Discussion and Analysis

Because the Company is a “smaller reporting company” as defined by the rules of the Securities and Exchange Commission, the Company is not required to provide a compensation discussion and analysis in this Proxy Statement. Nevertheless, this Summary Compensation Discussion and Analysis is provided in order to address the aspects of the Company’s compensation programs and explain the Company’s compensation philosophy, policies, and practices with respect to the Named Executive Officers that are listed in the “Executive Compensation” section below. During fiscal 2016, these individuals were: Johnny Walker, who served as President and Chief Executive Officer during fiscal 2016 until his resignation on October 28, 2016 and Mark Turfler, the Company’s Chief Financial Officer in fiscal 2016. Until January 22, 2015, Mr. Hill was the Company’s Chief Executive Officer. Mr. Hill served as this Company’s Chief Operating Officer until he announced that he was taking a medical leave of absence effective April 6, 2015. Mr. Hill retired as an employee of the Company on April 7, 2016, but continued to serve on the Company’s Board of Directors. On October 31, 2016, Mr. Hill assumed the position of interim President and Chief Executive Officer of the Company until July 17, 2017, the date that his successor, Robert Dawson, assumed the duties of President and Chief Executive Officer.

The Company’s compensation program currently is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with the Company’s short-term and long-term goals. To do this, the compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) year-end cash incentive programs, designed to reward the executive officers for achieving yearly performance goals and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align the executive officers’ interests with the interests of the Company’s stockholders.

The Board has appointed a Compensation Committee, which consists of Messrs. Fink, Reynolds and Benoit, to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers. The Board of Directors believes that each member of the Compensation Committee is an “independent” director as defined by the listing standards of The Nasdaq Stock Market. The Compensation Committee has overall responsibility for evaluating and recommending compensation plans, policies and programs, and compensation and benefits of the Named Executive Officers.

The Compensation Committee attempts to structure the total compensation for the Company’s Named Executive Officers to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation in the form of annual bonuses that is at risk and dependent on our performance and individual performances of the executives. The Company also seeks to provide a portion of total compensation in the form of equity-based awards under the Company’s stock option plan in order to align the long-term interests of executives with those of our stockholders and for retention purposes. Historically, the Company has made larger grants of stock options to the Named Executive Officers and other key officers and employees at the time that the officers/key employees first join the Company, which options vest over a longer period of time (often up to nine years). These option grants are supplemented by smaller, annual options grants that are similar to the option grants made to other officers and key employees.

Base salaries for our executive officers are determined by an assessment of the Company’s overall financial and operating performance, each executive officer’s experience, duties, responsibilities, performance evaluation and changes in his or her responsibilities. The Company seeks to establish annual base salaries that are fair and competitive with salaries for executive officers in similar positions and with similar responsibilities in the Company’s marketplace. The annual base salaries are supplemented with year-end cash bonuses that are based on both quantitative metrics (including non-GAAP financial measures such as EBITDA) and subjective criteria (such as the development and execution of specified strategic plans to divest the Company of non-performing divisions or to acquire other companies or lines of business, the exercise of leadership, the support and development of management and other employees, and improvement in business activities). Each Named Executive Officer has different subjective/quantitative targets that are tailored to that officer’s duties and position.

From January 22, 2015 until October 28, 2016, Mr. Walker was the Company’s President and Chief Executive Officer. On October 31, 2016, Howard Hill assumed the position of interim President and Chief Executive Officer of the Company. Because both Mr. Walker and Mr. Hill held the offices of President and Chief Executive Officer of the Company during fiscal 2016, both of these officers are listed below as Named Executive Officers. However, Mr. Hill was not compensated in fiscal 2016 for his service in fiscal 2016 (and he agreed to serve as the interim President and Chief Executive Officer without any compensation until his replacement was hired).

For the fiscal year ended October 31, 2016, the annual base salaries of our Named Executive Officers were as follows: Mr. Walker’s base salary was $250,000; and Mr. Turfler’s base salary was $170,000. Mr. Hill’s annual base salary during the period in fiscal 2016 that he served as interim President and Chief Executive Officer was zero. However, during the period in fiscal 2015 that he served as the Company’s Chief Executive Officer, his annualized salary was $240,000. The 2016 annual base salaries of Mr. Walker and Mr. Turfler remained unchanged from the prior year.

Mr. Walker joined the Company in October 2014 as its new President and was promoted to be the Company’s Chief Executive Officer, a position he held until his resignation effective October 28, 2016. Mr. Walker’s base salary of $250,000 per year was established based on estimated salaries of executive officers at comparable companies and the pay scale of the Company’s other executive officers. Consistent with the Company’s philosophy of granting executive equity compensation to incentivize executives to increase stockholder value and to promote loyalty, in October 2014 the Company granted Mr. Walker a ten-year option to purchase up to 100,000 shares of the Company’s common stock. The exercise price of the option was equal to the market price of our common stock on the date of grant, and the option vested with respect to 10,000 shares on the date of grant and will vest as to the remaining 90,000 shares vest in equal 10,000 share installments over the next nine annual anniversaries of the grant date. The option was canceled, in full, upon Mr. Walker’s resignation.

In January 2015, Mr. Turfler entered into a new, one-year employment agreement under which his annual base salary for fiscal 2015 was increased from $141,564 to $170,000 per year. In addition, Mr. Turfler received an option to purchase 100,000 shares, which option has an exercise price equal to the market price on the date of grant. Mr. Turfler’s option vested with respect to 10,000 shares on the date of grant, and will vest as to the remaining 90,000 shares vest in equal 10,000 share installments over the next nine annual anniversaries of the grant date.

The employment agreement of each of the Named Executive Officers provided for an annual bonus based on the Company’s goals for the fiscal year ended October 31, 2016. These bonuses were intended to incentivize and reward the Named Executive Officers for their contribution to our financial and operational success. Under the bonus plan, for the fiscal year ended October 31, 2016, Mr. Turfler was entitled to receive a year-end bonus targeted at 40% of his annual base salary, of which 70% was tied to quantitative criteria that the Compensation Committee established, and 30% was based on the subjective evaluation by the Compensation Committee of the executive officer’s performance. The quantitative criteria established for the past fiscal year were based on achieving certain a pre-determined EBITDA goals for the entire Company. The Compensation Committee established a baseline EBITDA amount that the Company had to meet before the Named Executive Officers subject to the bonus plan could receive any portion of their quantitative bonus. Under the bonus plan, if the actual EBITDA exceeded the baseline EBITDA, then the Named Executive Officers could ratably earn a year-end bonus (up to 70% of the total potential bonus) based on the amount of EBITDA above the baseline EBITDA. In addition, the Compensation Committee had established subjective, qualitative targets for the Named Executive Officers. If the Compensation Committee determined, in its discretion, that a Named Executive Officer met some or all of his qualitative targets, that Named Executive Officer would receive a discretionary year-end bonus in an amount up to 30% of his total potential year-end bonus.

For the fiscal year ended October 31, 2016, the Company determined that none of the Named Executive Officers achieved the quantitative goals established under the officers’ annual bonus plans. Accordingly, the Company did not pay any incentive bonuses tied to the quantitative goals. The Company did, however, determine that the Named Executive Officers achieved some, but not all, of their individual subjective annual goals, and that the Named Executive Officers were entitled to receive a portion of their potential qualitative year-end bonuses. The amount paid for fiscal 2016 under the officers’ bonus plans to Mr. Turfler was $20,000, and no amounts were paid to the other Named Executive Officers.

Executive Compensation

Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year, (ii) for each executive officer (other than persons who served as Chief Executive Officer) who was employed with the Company on October 31, 2016 and who earned over $100,000 during the fiscal year ended October 31, 2016, and (iii) for any executive officer who earned over $100,000 during the October 31, 2016 fiscal year but was no longer employed with the Company on October 31, 2016 (the foregoing executives are herein collectively referred to as the “Named Executive Officers”). No other executive officer of the Company received total salary and bonus, in excess of $100,000, during the fiscal year ended October 31, 2016.

From January 22, 2015 until October 28, 2016, Johnny Walker was the Company’s President and Chief Executive Officer. On October 31, 2016, Howard Hill assumed the position of interim President and Chief Executive Officer of the Company. Because both Mr. Walker and Mr. Hill held the offices of President and Chief Executive Officer of the Company during fiscal 2016, both of these officers are listed below as Named Executive Officers. However, Mr. Hill was not compensated in fiscal 2016 for his service in fiscal 2016 (and he agreed to serve as the interim President and Chief Executive Officer without any compensation until his replacement is hired).

Darren Clark was included in the Company’s compensation disclosures as an executive officer of the Company for the fiscal years ended October 31, 2015 and 2014 because he was the President of Cables Unlimited, Inc. Since Cables Unlimited had been the Company’s largest subsidiary, and at times the largest profit center, of the Company for several years, Mr. Clark provided a policy making function over a material portion of the Company’s business. However, in fiscal 2015, the Company purchased Comnet Telecom Supply, Inc. and Rel-Tech Electronics, Inc. The operations and businesses of both Comnet and Rel-Tech overlap with the business of Cables Unlimited, and their operations are larger than the operations of Cables Unlimited. As a result of the dilution of Mr. Clark’s duties to the Company, commencing with the beginning of fiscal 2016, the Company no longer considered Mr. Clark to be an executive officer (as such term is defined under the rules of the Exchange Act) of the Company. The Company currently considers each of the presidents of Cables Unlimited, Comnet and Rel-Tech to be the principal operating officer of his respective subsidiary, but not an executive officer of the Company. Accordingly, Mr. Clark is no longer included as a Named Executive Officer in the following compensation disclosures.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Howard F. Hill
Interim President and Chief Executive Officer and	2016	-	100,000	-	8,750	76,015	(2)	184,765
Director (1)	2015	114,000	12,000	-	4,020	22,230	(2)	152,250

Johnny Walker	2016	202,000	-	-	-	90,191	(4)	292,191
President and Chief Executive Officer (3)	2015	250,000	25,000	-	-	19,231	(4)	294,231

Mark Turfler	2016	170,000	20,000	-	-	26,837	(5)	216,837
Chief Financial Officer	2015	166,000	17,500	-	19,094	27,297	(5)	229,891

_______________________

(1)       Howard F. Hill served as the Company’s Chief Operating Officer until April 2015, when he took a medical leave of absence. On April 7, 2016, Mr. Hill retired as an employee of the Company. In gratitude for his services to the Company for over 35 years, the Company’s Board of Directors paid Mr. Hill $100,000 concurrently with his retirement. On October 31, 2016, Mr. Hill was appointed as interim President and Chief Executive Officer of the Company until July 17, 2017, the date that his successor, Robert Dawson, assumed the duties of President and Chief Executive Officer.

(2)       Mr. Hill’s “Other Compensation” consisted of $76,015 and $11,538 of accrued vacation in fiscal 2016 and 2015, respectively, and $10,692 for vehicle and apartment rental costs in fiscal 2015. Because Mr. Hill does not live in San Diego, the Company had maintained an apartment in San Diego for Mr. Hill until his medical leave of absence began in April 2015. The compensation attributable to the use of a Company vehicle represents the estimated value of his personal use of the vehicle.

(3)       Mr. Walker joined the Company as President as of October 6, 2014 at an annual salary of $250,000. On October 24, 2016, the Company and Mr. Walker entered into a Separation and Release of Claims Agreement pursuant to which Mr. Walker’s employment with the Company was terminated effective October 28, 2016. Under the Separation Agreement, the Company agreed to pay Mr. Walker (i) $41,666 on November 1, 2016, which amount is equal to the salary that Mr. Walker would have been paid under his employment agreement through its expiration date on December 31, 2016, and (ii) a severance payment of $29,833 on January 15, 2017.

(4)       Mr. Walker’s other compensation consisted of $18,692 and $19,231 of accrued vacation in fiscal 2016 and 2015, respectively, and $71,499 severance in fiscal 2016.

(5)       Mr. Turfler’s other compensation consisted of $15,383 and $13,077 of accrued vacation and $11,454 and $14,220 for vehicle costs in fiscal 2016 and 2015, respectively.

(6)       The amounts in this column represent the aggregate fair value of the option awards recognized by the Company as an expense for financial reporting purposes. The fair value of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board ASC Topic 718. The assumptions we use in calculating these amounts are discussed in Note 10, “Stock options,” to the Consolidated Financial Statements.

Fiscal 2016 Option Grants

In fiscal 2016, the Company granted to Mr. Hill under the 2010 Stock Incentive Plan options to purchase 33,744 shares of common stock.

Holdings of Previously Awarded Equity

Equity awards held as of October 31, 2016 by each of our Named Executive Officers were issued under our 2010 Stock Incentive Plan. The following table sets forth outstanding equity awards held by our Named Executive Officers as of October 31, 2016:

Outstanding Equity Awards As Of October 31, 2016

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Howard Hill	2,666		1,334	(1)	5.88	04/11/19
Howard Hill	2,666		1,334	(2)	4.41	11/19/19
Howard Hill	8,733		-		4.07	04/05/20
Howard Hill	33,744				2.30	04/07/21
Mark Turfler	30,000		70,000	(3)	5.88	04/11/24
Mark Turfler	12,667		6,333	(4)	4.41	11/19/19

(1)	Vests annually in three installments following grant on April 11, 2014.
(2)	Vests annually in three installments following grant on November 19, 2014.
(3)	Vests as to 10,000 shares annually following grant on April 11, 2014.
(4)	Vests as to 6,333 shares annually following grant on November 19, 2014.

During the fiscal year ended October 31, 2016, the Company did not adjust or amend the exercise price of stock options awarded to any of the Named Executive Officers.

Employment Agreements-Change of Control Payments

On October 31, 2016, Howard Hill was appointed as interim President and Chief Executive Officer of the Company. Mr. Hill agreed to serve as the interim President and Chief Executive Officer without any compensation. Mr. Hill, who lives in the Los Angeles metropolitan area, was entitled to be reimbursed for his travel expenses to the Company’s headquarters in San Diego, California, and for his lodging while in San Diego as the interim President and Chief Executive Officer. Mr. Hill continues to serve on the Company’s Board of Directors while serving as the unpaid interim President and Chief Executive Officer and will continue to be compensated for his services on the Board of Directors as a non-employee director.

During 2016, the Company employed Mark Turfler as the Company’s Chief Financial Officer under a one-year written employment agreement that expired on December 31, 2016. Under the foregoing employment agreement, Mr. Turfler was paid an annual base salary of $170,000 and was entitled to participate in the Company’s pension, retirement, disability, insurance, medical service, or other employee benefit plan that were generally available to all employees of the Company. In addition, Mr. Turfler had the right to earn an annual bonus of up to 40% of his base salary, subject to meeting certain quantitative and qualitative targets. Although the employment agreement has not been renewed, Mr. Turfler continues to serve as the Company’s Chief Financial Officer, on an at-will basis, on the same financial terms as were included in the expired written employment agreement.

The Company has no change of control payment agreements in effect except for Mr. Dawson. A change of control payment agreement was included in Mr. Dawson’s employment letter upon his assumption as President and Chief Executive Officer on July 17, 2017. In the event of a Change of Control (as defined in his employment letter), Mr. Dawson is entitled to receive cash payment in an amount equal to twelve (12) months’ salary (based on his base salary at the time of such termination).

Compensation of Directors

Under the compensation policies adopted by the Compensation Committee, directors who also are officers and/or employees of the Company do not receive any compensation for serving on the Board. For the year ended October 31, 2016, non-employee directors received $30,000, which amount was paid one-half in cash, and one-half through the grant of stock options to purchase shares of the Company’s common stock.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(2)	All Other Compensation	Total

Joseph Benoit	$15,000	-	$15,000	$-	$30,000
Darren Clark (3)	$-	-	$-	$-	$-
Marvin H. Fink	$15,000	-	$15,000	$-	$30,000
Howard F. Hill	$8,750	-	$8,750	$-	$17,500
William Reynolds	$15,000	-	$15,000	$-	$30,000

(1)	This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On December 16, 2015, the Company granted five-year non-qualified options to purchase 17,064 shares of the Company’s common stock to each of Mr. Marvin Fink (Chairman), Mr. William Reynolds and Joseph Benoit (Independent Directors) for their services as directors for the fiscal year ended October 31, 2016. The options are fully vested and have an exercise price of $4.42 per share, the market price of our common stock on the date of grant. On April 7, 2016, we granted five-year non-qualified options to purchase 33,744 shares of the Company’s common stock to Mr. Hill for his services as a director for April 7, 2016 through October 31, 2016.
(3)	Mr. Clark’s term as a director expired on September 8, 2016, and he therefore no longer serves on the Board of Directors. Since Mr. Clark was, and is, the President of Cables Unlimited, Inc., he was not entitled to receive any compensation for serving on the Board.

The Board of Directors has increased the annual compensation to be paid to non-employee directors for the fiscal year ended October 31, 2017 from $30,000 to $50,000. Since Mr. Hill will not be compensated for his services as the Company’s interim Chief Executive Officer, Mr. Hill is deemed to be a non-employee director. Accordingly, on November 8, 2016, the Board granted five-year non-qualified options to purchase 77,339 shares of the Company’s common stock to each of Mr. Marvin Fink (Chairman), Mr. William Reynolds and Joseph Benoit (Independent Directors) in addition to Mr. Hill, for their services as directors for the fiscal year ended October 31, 2017. The options are fully vested and have an exercise price of $1.50 per share, the market price of our common stock on the date of grant.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of July 17, 2017 for (i) each director; (ii) the Company’s Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the outstanding shares of our common stock. As of July 17, 2017, there were 8,852,246 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned

Directors and Named Executive Officers

Howard F. Hill	312,034	(2)	3.5%

Marvin H. Fink	93,203	(3)	1.0%

William L. Reynolds	102,952	(4)	1.2%

Joseph Benoit	82,877	(5)	0.9%

Gerald T. Garland	-		0.0%

Mark Turfler	52,667	(6)	0.6%

Johnny Walker	-		-

All Directors and Officers as a Group (7 Persons)	643,733	(7)	7.0%

Greater than 5% stockholder

Hytek International, Ltd P.O. Box 10927 APO George Town Cayman Islands (8)	901,860		10.2%

Park Circle Company Jeffrey A. Legum 1829 Reisterstown Road, Suite 140 Baltimore, Maryland 21208 (9)	441,803		5.0%

Renaissance Technologies LLC 800 Third Avenue New York, New York 10022(10)	665,000		7.5%

(1)	Shares of common stock that could be acquired by a beneficial owner upon exercise of an option within 60 days from July 17, 2017 are considered outstanding for the purpose of computing the percentage of shares beneficially owned by such owner, but are not considered to be outstanding for any other purpose.

(2)	Includes 87,813 shares that Mr. Hill has the right to acquire upon exercise of options.

(3)	Includes 93,203 shares that Mr. Fink has the right to acquire upon exercise of options.

(4)	Includes 70,152 shares that Mr. Reynolds has the right to acquire upon exercise of options.

(5)	Includes 82,877 shares that Mr. Benoit has the right to acquire upon exercise of options.

(6)	Represents 52,667 shares that Mr. Turfler has the right to acquire upon exercise of options.

(7)	Includes 386,712 shares that the directors and officers have the right to acquire upon exercise of options.

(8)	Based on the list of record holders maintained by the Company’s transfer agent.

(9)	Based on Schedule 13G/A jointly filed by Park Center Company and Jeffrey A. Legrum with the SEC on February 9, 2016.

(10)	Based on a Schedule 13G/A jointly filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 14, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2016 with respect to the shares of common stock that may be issued under the Company’s existing equity compensation plans:

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	857,851	$4.59	800,851

Equity Compensation Plans Not Approved by Stockholders (2)	150,000	$1.09	0

Total	1,007,851	$4.07	800,851

(1)	Consists of options granted under our 2010 Stock Incentive Plan and 2000 Stock Option Plan. The 2000 Stock Option Plan has expired, and no additional options can be granted under this plan. Accordingly, all 800,851 shares remaining available for issuance represent shares under the 2010 Stock Incentive Plan.

(2)	Consists of options granted to five officers and/or key employees of the Company under employment agreements entered into by the Company with each of these officers and employees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of information furnished to the Company, to the Company’s knowledge, during the fiscal year ended October 31, 2016, all Forms 4 were timely filed, except that Howard Hill was late in filing one Form 4. The foregoing late filing was filed within one calendar day after the due date.

PROPOSAL NO. 2:
APPROVAL OF AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN

In March 2010 our Board of Directors adopted, and the stockholders subsequently approved, the 2010 Stock Incentive Plan (the “2010 Plan”). An aggregate of 1,000,000 shares was set aside and reserved for issuance under the 2010 Plan. In 2014, our Board of Directors adopted an amendment to the 2010 Plan to increase the number of shares of common stock available for issuance from 1,000,000 to 1,500,000, which amendment was approved by our stockholders at the September 1, 2014 Annual Meeting. On June 8, 2015, our Board of Directors again amended the 2010 Plan to increase the number of shares of common stock available for issuance from 1,500,000 shares to 2,000,000 shares, which amendment was approved by the stockholders at the September 4, 2015 annual meeting of stockholders. As of July 17, 2017, the Company had 651,406 shares available for future stock option grants under the 2010 Plan.

The purpose of the 2010 Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2010 Plan seeks to achieve this purpose by providing for awards in the form of options which may constitute incentive stock options or nonstatutory stock options. The Company grants stock options to newly employed officers and as compensation for its directors. For example, the Company granted (i) Robert Dawson, our new President and Chief Executive Officer, options to purchase 100,000 shares on the date of his employment (July 17, 2017), and (ii) Gerald T. Garland, a new director, options to purchase 24,712 shares on the date of his appointment (June 6, 2017). Also, the Board granted options to purchase 309,356 shares in the aggregate to its directors for services rendered in fiscal 2017. The Company historically has granted options to almost all of its employees at the end of each fiscal year. Although the Board may elect not to grant options to most of its employees in the current or future fiscal years, the inability of the Company to continue to grant stock options to its employees may negatively affect the Company’s relations with its employees. Also, the Company may need to grant options to continue to attract highly qualified outside directors and officers such as the recent additions of Mr. Garland and Mr. Dawson. The Company does not believe that the remaining number of shares available for future grants pursuant to the 2010 Plan over the next few years is sufficient for its needs. Therefore, on June 9, 2017, our Board of Directors amended the 2010 Plan, subject to stockholder approval, to increase the number of shares of common stock available for issuance by 1,000,000 shares from 2,000,000 shares to 3,000,000 shares.

Option Grants

The following table sets forth with respect to the Named Executive Officers and the various indicated groups, the number of shares of Common Stock as of July 17, 2017, subject to the outstanding stock options (both vested and unvested) granted under the 2010 Plan, and the weighted average exercise price of the options:

Name and Position	Number of Option Shares	Weighted Average Exercise Price of Granted Options

Howard F. Hill, President, former Chief Executive Officer and Director	127,816	$2.11
Johnny Walker, former Chief Executive Officer	-0-	n/a
Mark Turfler, Chief Financial Officer	119,000	$5.65
All current executive officers as a group (2 persons)	219,000	$3.94
All current non-employee directors as a group (5 persons)	514,767	$2.67
All employees, including current officers who are not executive officers, as a group (102 persons)	521,070	$3.62

2010 Plan Description

Following is a summary of the 2010 Plan, a copy of which is attached hereto as Appendix A.

General

The 2010 Plan provides for awards of incentive stock options, nonstatutory stock options, stock bonuses, rights to acquire restricted stock, and stock appreciation rights. Incentive stock options granted under the 2010 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code. Nonstatutory stock options granted under the 2010 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the principal federal income tax consequences of awards under the 2010 Plan.

Administration

Unless it delegates administration to a committee as described below, our Board will administer the 2010 Plan. Subject to the provisions of the 2010 Plan, the Board has the power to construe and interpret the 2010 Plan and to determine the persons to whom and the dates on which awards will be granted, what types or combinations of types of awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price or purchase price of each award, the types of consideration permitted to exercise or purchase each award and other terms of the awards.

The Board has the power to delegate administration of the 2010 Plan to a committee composed of one or more directors. In the discretion of the Board, a committee may consist solely of two or more “Outside Directors” or two or more “Non-Employee Directors” (as such terms are defined in the 2010 Plan). Within the scope of such authority, the Board or the committee may (1) delegate to a committee of one or more directors who are not Outside Directors the authority to grant awards to eligible persons who are either (a) not then “Covered Employees” (as such term is defined in the 2010 Plan) and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more directors who are not Non-Employee Directors the authority to grant awards to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934.

Our Board may, from time to time, delegate the administration of the 2010 Plan and the grant of incentive stock options to non-executives to committees established by the Board. As used in this section with respect to the 2010 Plan, references to the “Board” include any such committee to which the Board may delegate administration of the 2010 Plan.

Number of Shares Subject to the 2010 Plan

Subject to the provisions of subsection 11(a) of the 2010 Plan relating to adjustments upon changes in common stock, an aggregate of 2,000,000 shares of common stock have been set aside and reserved for issuance under the 2010 Plan, of which 651,406 shares were available for future grant as of July 17, 2017.

If awards granted under the 2010 Plan expire or otherwise terminate without being exercised in full, the shares of common stock not acquired pursuant to such awards will again become available for issuance under the 2010 Plan. If shares of common stock issued pursuant to awards under the 2010 Plan are forfeited to or repurchased by us, the forfeited or repurchased stock will again become available for issuance under the 2010 Plan.

If shares of common stock subject to an award are not delivered to a participant because such shares are withheld for payment of taxes incurred in connection with the exercise of an option, or the issuance of shares under a stock bonus award or restricted stock award, or the award is exercised through a reduction of shares subject to the award (“net exercised”), then the number of shares that are not delivered will not again be available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the 2010 Plan.

Eligibility

Incentive stock options may be granted under the 2010 Plan only to employees of the Company and its affiliates. Employees, directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the 2010 Plan.

No incentive stock option may be granted under the 2010 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any option holder during any calendar year (under the 2010 Plan and any other such plans of the Company and its affiliates) may not exceed $100,000.

No employee may be granted options under the 2010 Plan exercisable for more than 100,000 shares of common stock during any twelve-month period, which we refer to as the Section 162(m) limitation.

Terms of Options

Options may be granted under the 2010 Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2010 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than the fair market value of the common stock on the date of grant.

The exercise price of options granted under the 2010 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other the Company common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board, or (v) in any other form of legal consideration acceptable to the Board.

Vesting

Options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Our Board has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned the Company common stock or by a combination of these means.

Term

The maximum term of options under the 2010 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options awarded under the 2010 Plan generally will terminate three months after termination of the participant’s service unless: (i) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated or within the period (if any) specified in the stock option agreement after termination of such service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months following the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option, by its terms, specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer

The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable to the extent provided in the stock option agreement.

Terms of Stock Bonus Awards and Restricted Stock Awards

Stock bonus awards may be granted under the 2010 Plan pursuant to stock bonus agreements. Restricted stock awards may be granted under the 2010 Plan pursuant to restricted stock purchase agreements.

Payment

Our Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than the par value, if any, of the common stock on the date such award is made or at the time the purchase is consummated. Our Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 2010 Plan must be paid either in cash at the time of purchase or, at the discretion of the Board, (i) pursuant to a deferred payment arrangement or (ii) in any other form of legal consideration acceptable to the Board; provided, however, that payment of the par value of the restricted stock may not be made by deferred payment.

Vesting

Shares of stock awarded under the stock bonus agreement may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. Unless the stock bonus agreement provides otherwise, all shares subject to the agreement will become fully vested upon the occurrence of a “Corporate Transaction” (as such term is defined in the 2010 Plan) pursuant to subsection 11(c) of the 2010 Plan. Shares of stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or be subject to other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board. Unless the stock purchase agreement otherwise provides, all restricted shares subject to the agreement will become fully vested upon the occurrence of a Corporate Transaction pursuant to subsection 11(c) of the 2010 Plan.

The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 2010 Plan.

Termination of Service

Upon termination of a participant’s service, the Company may reacquire any shares of stock that have not vested as of such termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

Upon termination of a participant’s service, any or all of the shares of common stock held by the participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement will be forfeited to the Company in accordance with the restricted stock purchase agreement.

Restrictions on Transfer

Rights under a stock bonus agreement or restricted stock purchase agreement may not be transferred except where such transfer is expressly authorized by the terms of the applicable stock bonus agreement or restricted stock purchase agreement.

Adjustment Provisions

If any change is made to the outstanding shares of common stock without the Company’s receipt of consideration (whether through merger, consolidation, reorganization, stock dividend or stock split, or other specified change in the capital structure of the Company), appropriate adjustments will be made in the class and maximum number of shares of common stock subject to the 2010 Plan and outstanding awards. In that event, the 2010 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2010 Plan and the Section 162(m) limitation, and outstanding awards will be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a sale, lease or other disposition of all or substantially all of the Company’s capital stock or assets, (ii) a merger or consolidation of the Company in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, any surviving or acquiring corporation may assume awards outstanding under the 2010 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

The 2010 Plan provides that, in the event of a dissolution or liquidation of the Company, all outstanding awards under the 2010 Plan will terminate prior to such event and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture may be repurchased by the Company or forfeited, notwithstanding whether the holder of such stock is still providing services to the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the 2010 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2010 Plan will terminate on March 8, 2020.

The Board may also amend the 2010 Plan at any time, and from time to time. However, except as provided in Section 11 of the 2010 Plan relating to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any securities exchange listing requirements. Our Board may submit any other amendment to the 2010 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to the participant and us with respect to participation in the 2010 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. There will be no federal income tax consequences to either us or the participant upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the participant unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the participant will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the participant sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the 2010 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the participant will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the participant elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the participant generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the participant’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a participant makes a Section 83(b) election, the participant will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Bonus Awards. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock bonus award are unvested and subject to reacquisition or repurchase by the Company in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when the Company’s reacquisition or repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the reacquisition or repurchase right lapses over the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of the fair market value of the shares on the date of issuance, over the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the reacquisition or repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the participant and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to a Covered Employee in a taxable year to the extent that compensation to such Covered Employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a Covered Employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising Outside Directors and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. The 2010 Plan is designed to comply with this exception from the deduction limitation under Section 162(m).

Awards to purchase restricted stock and stock bonus awards under the 2010 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2010 STOCK INCENTIVE PLAN

PROPOSAL NO. 3:
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. At the 2014 Annual Meeting of stockholders, our stockholders approved an advisory measure that the stockholders’ advisory vote on executive compensation be held on an annual basis. The Board of Directors has determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers.

As described above in the “Compensation of Executives and Directors” section of this proxy statement, the executive officer compensation programs are designed to support this Company’s business goals and to promote short- and long-term profitable growth. We urge stockholders to read the “Summary Compensation Discussion and Analysis” section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee believes that the policies and procedures set forth in the Compensation of Executives and Directors section are effective in fulfilling the Company’s objectives and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 3, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the 2017 Annual Meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur in 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS RESOLUTION.

PROPOSAL NO. 4:
SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017.

Stockholder ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of CohnReznick LLP.

Audit Fees

The following is a summary of the fees billed to the Company by CohnReznick LLP for professional services for rendered for the fiscal years ended October 31, 2016 and 2015:

Fee Category	Fiscal 2016 Fees	Fiscal 2015 Fees
Audit Fees	$259,000	$290,000
Audit-Related Fees	-0-	-0-
All Other Fees	10,000	10,000
Total Fees	$269,000	$300,000

Audit Fees. Consists of fees billed and estimated for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by CohnReznick LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed and estimates for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and are not reported under “Audit Fees.” These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards. The Company did not incur audit-related fees during fiscal 2016 and 2015.

All Other Fees. The Company used CohnReznick LLP to perform an audit of the Company’s 401K plan.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by CohnReznick LLP and the fees billed therefore in fiscal 2016 and 2015 were compatible with maintaining CohnReznick LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2016.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from CohnReznick LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company and its related entities, and has discussed with CohnReznick LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016.

The Audit Committee has retained CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2017.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

William L. Reynolds
Marvin H. Fink
Joseph Benoit

STOCKHOLDER PROPOSALS

Stockholders who intend to submit proposals at the 2018 Annual Meeting must submit such proposals to the Company no later than March 27, 2018 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to Corporate Secretary, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. Only proper proposals under Rule 14a-8 which are timely received will be included in the proxy statement in 2018.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 2016, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on January 27, 2017. Requests for copies of such report should be directed to the President, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. The Form 10-K may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNUAL REPORT

The Company’s 2016 Annual Report, which consists of an abridged version of the Form 10-K and which includes audited financial statements for the Company’s fiscal year ended October 31, 2016, is being distributed along with this Proxy Statement. For your additional convenience, the Company is posting a copy of this Proxy Statement, the proxy card, and the Annual Report for the fiscal year ended October 31, 2016 on the Company’s website at www.rfindustries.com, under “Investor Information”, and at https://materials.proxyvote.com/749552.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

President and Chief Executive Officer

San Diego, California

July 27, 2017

EXHIBIT A

RF INDUSTRIES, LTD.

2010 STOCK INCENTIVE PLAN
(As amended through July 17, 2017)

1.	PURPOSE.

(a)       The purpose of the Plan is to provide to eligible recipients an opportunity to benefit from increases in value of the Common Stock through Stock Awards.

(b)       The Company, by means of the Plan, seeks to attract and retain the services of persons eligible to receive Stock Awards, to bind the interests of eligible recipients more closely to the Company’s own interests by offering them opportunities to acquire Common Stock and/or cash and to afford eligible recipients stock-based compensation opportunities that are competitive with those afforded by similar businesses.

(c)       The persons eligible to receive Stock Awards are the Directors, Employees and Consultants of the Company and of its Affiliates.

2.	DEFINITIONS.

(a)       “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b)       “Board” means the Board of Directors of the Company.

(c)       “Code” means the Internal Revenue Code of 1986, as amended.

(d)       “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(e)       “Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

(f)       “Company” means RF Industries, Ltd., a Nevada corporation.

(g)       “Consultant” means any individual engaged by the Company or by an Affiliate to render consulting or advisory services, and who is compensated for such services, or who is a member of the Board of Directors of an Affiliate. For clarity, the term “Consultant” shall not include a Director who is not compensated by the Company other than by way of fees and other compensation for his or her service as a Director.

(h)       “Corporate Transaction” means (i) a sale, lease or other disposition of all or substantially all of the capital stock or assets of the Company, (ii) a merger or consolidation of the Company in which the Company is not the surviving entity, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

(i)       “Covered Employee” means the chief executive officer and the four other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(j)       “Director” means a member of the Board of Directors of the Company.

(k)       “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(l)       “Employee” means any “employee” of the Company or of an Affiliate within the meaning of the Code.

(m)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)       “Fair Market Value” means the value of the Common Stock determined as follows:

(i)       If the Common Stock is listed on any established stock exchange, including the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange with the greatest volume of trading in the Common Stock) on the day of determination, or such other source as the Board deems reliable; or

(ii)       In the absence of such listing of the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(o)       “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)       “Non-Employee Director” means a Director who is considered a “non-employee director” within the meaning of Rule 16b-3.

(q)       “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)       “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)       “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(t)       “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(u)       “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(v)       “Outside Director” means a Director who is considered an “outside director” within the meaning of Section 162(m) of the Code.

(w)       “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(x)       “Plan” means this RF Industries, Ltd. 2010 Stock Incentive Plan as originally adopted by the Board on March 9, 2010, and as it may be amended from time to time.

(y)       “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(z)       “Securities Act” means the Securities Act of 1933, as amended.

(aa)     “Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock and a stock appreciation right.

(bb) “Service” means a Participant’s service with the Company or with an Affiliate, whether as a Director, Employee or Consultant. For purposes of the Plan, a Participant’s Service shall not be deemed to have terminated solely because of a change in the capacity in which the Participant renders services to the Company or an Affiliate or a change in the entity for which the Participant renders such Service. By way of example, a change in status from an Employee of the Company to a Consultant or a Director, by itself, will not constitute a termination of Service. The Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service shall be considered interrupted in the case of the Participant’s leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(cc) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate.

3.	ADMINISTRATION.

(a)       Administration by Board. The Board shall administer the Plan unless and to the extent the Board delegates administration to a Committee as provided in subsection 3(c).

(b)       Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)       To determine from time to time who, among the persons eligible under the Plan, shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the number of shares of Common Stock with respect to which a Stock Award shall be granted; and the other terms and provisions of each Stock Award granted (which need not be identical).

(ii)       [Omitted]

(iii)       To construe and interpret the Plan and all Stock Awards, and to establish, amend and revoke rules and regulations for the Plan’s administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv)       To amend the Plan or a Stock Award as provided in Section 12.

(v)       To terminate or suspend the Plan as provided in Section 13.

(vi)       Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

(c)       Delegation to Committee.

(i)       General. The Board may delegate administration of the Plan to a Committee of one or more Directors, and the term “Committee” shall apply to any Director or Directors to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, all of the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and restore to the Board the administration of the Plan.

(ii)       Committee Composition. In the discretion of the Board, the Committee may consist solely of two or more Outside Directors or two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more Directors who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (2) delegate to a committee of one or more Directors who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d)       Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a)       Share Reserve. Subject to the provisions of subsection 11(a) relating to adjustments upon changes in Common Stock, the shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate [3,000,000] shares of Common Stock. Subject to subsection 4(b), the number of shares available for issuance under the Plan shall be reduced by (i) one share for each share of Common Stock issued pursuant to a Stock Award granted under Section 6 or Section 7 and (ii) one share for each Common Stock equivalent subject to a stock appreciation right granted under subsection 7(c).

(b)       Reversion of Shares to the Share Reserve.

(i)       Shares Available For Subsequent Issuance. If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised or paid in full or (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.

(ii)       Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., a “net exercise”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option or a SAR, or the issuance of shares under a stock bonus award or restricted stock award, the number of shares that are not delivered to the Participant shall no longer be available for subsequent issuance under the Plan.

(c)       Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or treasury shares.

5.	ELIGIBILITY.

(a)       Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b)       Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c)       Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than 100,000 shares of Common Stock during any twelve-month period.

(d)       Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

6.	OPTION PROVISIONS.

(a)       General. Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated as Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through inclusion or incorporation by reference in the Option or otherwise) the substance of each of the following provisions:

(i)       Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten years from the date it was granted.

(ii)       Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)       Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iv)       Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock; (2) according to a deferred payment or other similar arrangement with the Optionholder; (3) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, however, that shares of Common Stock will no longer be outstanding under an Option to the extent that (i) shares are used to pay the exercise price pursuant to the “net exercise,” (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations; (4) by means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board; or (5) in any other form of legal consideration that may be acceptable to the Board. Payment of the Common Stock’s par value, if any, shall not be made by deferred payment. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

(v)       Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vi)       Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(vii)       Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance, stock price or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(a)(vii) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(viii)       Termination of Service. In the event an Optionholder’s Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(ix)       Extension of Termination Date. An Optionholder’s Option Agreement may provide that, if the exercise of the Option following the termination of the Optionholder’s Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three months after the termination of the Optionholder’s Service during which the exercise of the Option would not be in violation of such registration requirements.

(x)       Disability of Optionholder. In the event that an Optionholder’s Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(xi)       Death of Optionholder. In the event (i) an Optionholder’s Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(a)(v) or 6(a)(vi), but only within the period ending on the earlier of (1) the date twelve months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)       Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)       Consideration. A stock bonus may be awarded in consideration for past services actually rendered to or for the benefit of the Company or an Affiliate.

(ii)       Vesting Generally. Shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Notwithstanding the foregoing, unless the stock bonus agreement otherwise provides, all shares subject to the agreement shall become fully vested upon the occurrence of a Corporate Transaction.

(iii)       Termination of Service. In the event a Participant’s Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement. The Company will not exercise its repurchase option until at least six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following receipt of the stock bonus unless otherwise specifically provided in the stock bonus agreement.

(iv)       Transferability. Rights to acquire shares of Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b)       Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through inclusion or incorporation by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)       Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than the par value, if any, of the Common Stock on the date such award is made or at the time the purchase is consummated.

(ii)       Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that payment of the Common Stock’s par value, if any, shall not be made by deferred payment.

(iii)       Vesting Generally. Shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to forfeiture to the Company or other restrictions that will lapse in accordance with a vesting schedule to be determined by the Board.

(iv)       Termination of Participant’s Service. In the event a Participant’s Service terminates, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement shall be forfeited to the Company in accordance with the restricted stock purchase agreement.

(v)       Transferability. Rights to acquire shares of Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c)       Stock Appreciation Rights. Each stock appreciation right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock appreciation right agreements may be changed from time to time, and the terms and conditions of separate stock appreciation right agreements need not be identical; provided, however, that each stock appreciation right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)       Strike Price and Calculation of Appreciation. Each stock appreciation right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a stock appreciation right will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of the exercise of the stock appreciation right of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such stock appreciation right and with respect to which the Participant is exercising the stock appreciation right on such date over (ii) an amount (the “strike price”) that will be determined by the Board at the time of grant of the stock appreciation right; provided, however, that the strike price of a stock appreciation right granted to a Director or Employee shall be not less than the Fair Market Value of the Common Stock equivalents subject to the stock appreciation right on the date the stock appreciation right is granted.

(ii)       Vesting. At the time of the grant of a stock appreciation right, the Board may impose such restrictions or conditions to vesting of such stock appreciation right as it, in its sole discretion, deems appropriate.

(iii)       Exercise. To exercise any outstanding stock appreciation right, the Participant must provide written notice to exercise to the Company in compliance with the provisions of the stock appreciation right agreement evidencing such stock appreciation right.

(iv)       Payment. The appreciation distribution in respect to a stock appreciation right may be paid in shares of Common Stock, in cash, in any combination of shares of Common Stock and cash, or in any other form of consideration, as determined by the Board and contained in the stock appreciation right agreement evidencing such stock appreciation right.

(v)       Termination of Service. In the event that a Participant’s Service terminates, the Participant may exercise his or her stock appreciation right (to the extent that the Participant was entitled to exercise such stock appreciation right as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Service (or such longer or shorter period specified in the stock appreciation right agreement), or (ii) the expiration of the term of the stock appreciation right as set forth in the stock appreciation right agreement. If, after termination, the Participant does not exercise his or her stock appreciation right within the time specified herein or in the stock appreciation right agreement (as applicable), the stock appreciation right shall terminate.

8.	COVENANTS OF THE COMPANY.

(a)       Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)       Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a)       Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b)       Stockholder Rights. No Participant shall be deemed to have dividend rights or other rights as a stockholder with respect to any shares of Common Stock subject to an Option or stock appreciation right unless and until such Participant has properly exercised the Option or stock appreciation right. A Participant will have all of the rights of a stockholder as to any stock bonuses and shares of Common Stock acquired under a restricted stock purchase agreement as of the date of such Stock Awards, whether or not then vested, except as otherwise provided in the Stock Award Agreement, and unless and until the stock bonus or restricted stock is forfeited to the Company in accordance with applicable vesting requirements, if any.

(c)       No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d)       Incentive Stock Option Dollar Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e)       Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)       Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a Fair Market Value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a)       Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class and number of shares and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. For clarity, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(b)       Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards shall terminate immediately prior to such event, and shares of bonus stock and restricted stock subject to the Company’s repurchase option or to forfeiture under subsections 7(a)(iii) and 7(b)(iii) may be repurchased by the Company or forfeited notwithstanding the fact that the holder of such stock is still in Service.

(c)       Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. Unless the Stock Award Agreement otherwise provides, in the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then the Stock Awards shall terminate if not exercised at or prior to such event.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a)       Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any securities exchange listing requirements.

(b)       Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c)       Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(d)       No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents thereto in writing.

(e)       Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless the Participant consents thereto in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a)       Plan Term. Unless sooner terminated by the Board pursuant to Section 3, the Plan shall automatically terminate on the day before the tenth anniversary of the date the Plan is adopted by the Board. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)       No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective upon approval of the stockholders of the Company, provided that such approval is received before the expiration of one year from the date the Plan is approved by the Board of Directors, and provided further that the Board of Directors may grant Options (but not award bonus stock, restricted stock, or stock appreciation rights) pursuant to the Plan prior to stockholder approval if the exercise of such Options by its terms is contingent upon stockholder approval of the Plan as provided above.

15.	CHOICE OF LAW.

The law of the State of Nevada shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to the choice of law rules.

RF INDUSTRIES, LTD.
7610 MIRAMAR ROAD, SUITE 6000
SAN DIEGO, CA 92126-4202
ATTENTION: MARK TURFLER

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E31168-P95896

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RF INDUSTRIES, LTD.

The Board of Directors recommends you vote FOR the following Class I directors to serve until the 2020 Annual Meeting of Stockholders.

	For	Withhold
1. Election of Directors		
1a. Marvin H. Fink	☐	☐
1b. Gerald T. Garland	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval to amend our 2010 Stock Incentive Plan to increase the number of shares of common stock available for issuance from 2,000,000 shares to 3,000,000 shares.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
4. Ratification of the selection of CohnReznick LLP as the independent registered public accounting firm for the fiscal year ending October 31, 2017.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E31169-P95896

RF INDUSTRIES, LTD.
Annual Meeting of Stockholders
September 8, 2017 10:00 AM (PDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert Dawson and Mark Turfler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RF INDUSTRIES, LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM (PDT) on September 8, 2017, at TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California 90067, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

V.1.1